Exhibit 5.1

                     [LETTERHEAD OF SYNERGY LAW GROUP LLC]


                                February 13, 2014

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N. E.
Washington, DC  20549

Re: Asiya Pearls, Inc.
    Form S-1 Registration Statement

Ladies and Gentlemen:

     We have acted as counsel to Asiya Pearls, Inc., a Nevada corporation (the "Company"), and refer to the above-captioned registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") filed by the Company with the Securities and Exchange Commission.

     We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

     Based on our examination mentioned above, we are of the opinion that the 5,000,000 shares of common stock being offered pursuant to the Registration
Statement are duly authorized and will be, after subscription for and when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

     We hereby consent to the prospectus discussion of this opinion, the filing of this opinion as Exhibit 5.1 to the Registration Statement and being named in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                      Very truly yours,


                                      /s/ Synergy Law Group LLC
                                      --------------------------------------
                                      Synergy Law Group, LLC



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